Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-144963) pertaining to the 2004 Stock Option and Grant Plan and the 2007 Stock Option and Incentive Plan of Monotype Imaging Holdings Inc.,

(2)	Registration Statement (Form S-8 No. 333-171036) pertaining to the 2010 Inducement Stock Plan of Monotype Imaging Holdings Inc.,

(3)	Registration Statement (Form S-8 No. 333-174280) pertaining to the Monotype Imaging Holdings Inc. Amended and Restated 2007 Stock Option and Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-195732) pertaining to the Monotype Imaging Holdings Inc. Second Amended and Restated 2007 Stock Option and Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-212768) pertaining to the 2010 Inducement Plan of Monotype Imaging Holdings Inc., and

(6)	Registration Statement (Form S-8 No. 333-217571) pertaining to the Monotype Imaging Holdings Inc. Third Amended and Restated 2007 Stock Option and Incentive Plan;

of our reports dated February 27, 2018, with respect to the consolidated financial statements and schedule of Monotype Imaging Holdings Inc. and the effectiveness of internal control over financial reporting of Monotype Imaging Holdings Inc. included in this Annual Report (Form 10-K) of Monotype Imaging Holdings Inc. for the year ended December 31, 2017.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2018